Exhibit 99.1

ITT Reports 2023 Earnings Per Share (EPS) of $1.12, Adjusted EPS of $1.34 in Fourth Quarter 2023; Reports EPS of $4.97, Adjusted EPS of $5.21 for the Full Year

Full Year 2023 Highlights:

  10% revenue growth (8% organic) driven by higher volume, pricing actions, favorable foreign currency impacts and acquisitions
  16.1% operating margin, up 40 basis points; 16.9% adjusted operating margin, up 100 basis points
  Operating cash flow of $538 million, up $260 million; free cash flow of $430 million, up $257 million
  Initiates 2024 EPS guidance up 13% at the midpoint (adjusted EPS up 9% at the midpoint)

STAMFORD, Conn.--(BUSINESS WIRE)--February 8, 2024--ITT Inc. (NYSE: ITT) today reported financial results for the fourth quarter and full year ended December 31, 2023. For the fourth quarter, the company reported a year-over-year revenue increase of 7%, up 4% on an organic basis, primarily driven by higher Friction original equipment (OE) volumes in Motion Technologies (MT) and pricing actions in Connect & Control Technologies (CCT) and Industrial Process (IP). Fourth quarter results included a 2% favorable foreign currency impact, while the Micro-Mode acquisition contributed 1% to total revenue growth.

Fourth quarter operating income of $119 million decreased 21% compared to prior year, and operating margin of 14.3% decreased 520 basis points versus prior year primarily due to a one-time loss of $15 million on the sale of the Matrix Composites (Matrix) business in CCT, a prior year non-recurring gain of $16 million on the sale of IP facilities, higher restructuring and corporate charges and cost inflation. On an adjusted basis, operating income of $141 million increased 4% primarily due to higher volumes, pricing actions and productivity. The increase was partially offset by higher corporate expenses, including strategic growth investments, incentive compensation and M&A costs.

Earnings per share for the fourth quarter of $1.12 decreased 19% versus prior year primarily due to the impact of non-recurring items, lower operating income and higher tax rate, partially offset by lower interest expense. On an adjusted basis, earnings per share of $1.34 increased 4% compared to prior year due to higher operating income including favorable foreign currency impact.

Operating cash flow for the fourth quarter of $170 million increased 5% versus prior year driven by higher operating income and strong accounts receivable collections. Free cash flow for the fourth quarter of $131 million was flat versus prior year. For the full year 2023, ITT generated operating cash flow of $538 million, an increase of $260 million versus 2022, and free cash flow of $430 million, an increase of $257 million versus 2022. Both increases were due to higher net income and improved inventory velocity and receivables collections.

Change in Presentation of Operating Income and Operating Margin

ITT is transitioning to a new measure for operating income and operating margin in its press release and related earnings presentation. This is not due to any error, correction or misstatement by ITT. Beginning with the fourth quarter of 2023, the company will no longer disclose total segment operating income or margin, or total adjusted segment operating income or margin and instead will focus on operating income and margin and adjusted operating income and margin on a consolidated basis. This will reflect our previous segment operating income measures minus corporate expense (previously presented below the segment operating income line in ITT’s earnings materials). The difference between adjusted segment operating margin and adjusted operating margin for the fourth quarter and full year 2023 is 180 and 170 basis points, respectively.

Table 1. Fourth Quarter Performance

	Q4 2023	Q4 2022	Change
Revenue	$829.1	$774.6	7.0%
Organic Growth			4.5%
Operating Income(1)	$118.8	$150.9	(21.3)%
Operating Margin(1)	14.3%	19.5%	(520)	bps
Adjusted Operating Income(1)	$140.9	$136.0	3.6%
Adjusted Operating Margin(1)	17.0%	17.6%	(60)	bps
Earnings Per Share	$1.12	$1.39	(19.4)%
Adjusted Earnings Per Share	$1.34	$1.29	3.9%
Operating Cash Flow	$170.4	$162.5	4.9%
Free Cash Flow	$131.3	$132.3	(0.8)%

Note: all results unaudited; dollars in millions except per share amounts

(1) Reflects transition from segment operating income and adjusted segment operating income (and accompanying margin) to operating income and adjusted operating income (and accompanying margin), as described above.

Management Commentary

“In 2023, ITT continued to drive growth and differentiation through performance and innovation. We drove high single-digit orders growth whilst also winning the largest single contract ever in our flow business. We outperformed the global automotive market by roughly six hundred basis points in Friction OE to reach more than 29% market share globally. And we invested over $100 million towards future growth, including for capacity expansion and new technologies. With our pricing actions and relentless productivity focus, we grew operating margins 100 basis points, with 330 basis points of improvement in Industrial Process. On capital deployment, we expanded our flow and connectors portfolio through two strategic acquisitions, divested two non-core product lines, and repurchased nearly $70 million of ITT shares. We positioned ITT for another strong performance in 2024,” said Luca Savi, ITT’s Chief Executive Officer and President.

Table 2. Fourth Quarter Segment Results

	Revenue			Operating Income			Operating Margin
	Q4 2023	Reported Increase / (Decrease)	Organic Growth	Q4 2023	Reported Increase / (Decrease)	Adjusted Increase / (Decrease)	Q4 2023	Reported Increase / (Decrease)		Adjusted Increase / (Decrease)
Motion Technologies	$364.7	10.4%	7.4%	$60.3	26.2%	28.5%	16.5%	200	bps	240	bps
Industrial Process	289.7	3.2%	2.1%	57.2	(28.5)%	(5.9)%	19.7%	(880)	bps	(210)	bps
Connect & Control Technologies	175.6	6.7%	2.5%	16.5	(47.8)%	5.7%	9.4%	(980)	bps	(20)	bps

Note: all results unaudited; excludes intercompany eliminations of $0.9 million; comparisons to Q4 2022; dollars in millions.

Motion Technologies revenue increased 10%, driven by higher sales volume in Friction OE, including 30% growth in China, higher rail shipments and favorable foreign currency translation. Operating income of $60 million increased 26% due to productivity savings, higher sales volume, and lower material inflation, partially offset by higher labor and overhead costs, unfavorable product mix and higher strategic investments.

Industrial Process revenue increased 3%, primarily driven by growth in aftermarket parts and service, pricing actions and favorable foreign currency impacts. Operating income of $57 million decreased 29% driven by a non-recurring gain of $16 million in the prior year on facilities sales and higher restructuring and labor costs, partially offset by pricing actions and productivity savings.

Connect & Control Technologies revenue increased 7%, primarily driven by growth in aerospace and industrial components, pricing actions, the Micro-Mode acquisition and favorable foreign currency impacts. Operating income of $17 million decreased 48% driven by a one-time loss of $15 million on the sale of Matrix and higher raw material, labor and overhead costs. The decrease was partially offset by pricing actions and productivity savings. On an adjusted basis, operating income of $33 million increased 6% due to pricing actions.

Table 3. 2023 Full Year Results

	FY 2023	FY 2022	Change
Revenue	$3,283.0	$2,987.7	9.9%
Organic Growth			8.1%
Operating Income(1)	$528.2	$468.0	12.9%
Operating Margin(1)	16.1%	15.7%	40	bps
Adjusted Operating Income(1)	$554.6	$473.8	17.1%
Adjusted Operating Margin(1)	16.9%	15.9%	100	bps
Earnings Per Share	$4.97	$4.40	13.0%
Adjusted Earnings Per Share	$5.21	$4.44	17.3%
Operating Cash Flow	$538.0	$277.7	93.7%
Free Cash Flow	$430.4	$173.8	147.6%

Note: all results unaudited; dollars in millions except per share amounts
(1) Reflects transition from segment operating income and adjusted segment operating income (and accompanying margin) to operating income and adjusted operating income (and accompanying margin), as described above.

Quarterly Dividend Increase

The company announced today an increase in its quarterly dividend of 10% to $0.319 per share on the company’s outstanding common stock. ITT’s Board of Directors approved the cash dividend for the first quarter of 2024, which will be payable on April 1, 2024 to shareholders of record as of the close of business on March 8, 2024. The 10% increase in the quarterly dividend announced today follows increases of 20% and 10% in 2022 and 2023, respectively. Including the 10% increase in 2024, the company’s dividend has grown at a 16% compounded annual growth rate since 2019.

2024 Guidance

We expect revenue growth of 9% to 12%, up 3% to 6% on an organic basis; operating margin of 16.7% to 17.3%, and adjusted operating margin of 16.9% to 17.5%, flat to up 60 bps; EPS of $5.37 to $5.82, and adjusted EPS of $5.45 to $5.90, representing growth of 9% at the midpoint; and free cash flow of $435 million to $475 million, representing free cash flow margin of 12% to 13% for full year 2024.

It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2024 as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and we have not provided reconciliations for these forward-looking non-GAAP financial measures.

Investor Conference Call Details

ITT’s management will host a conference call for investors on Thursday, February 8, 2024 at 8:30 a.m. Eastern Time. The briefing can be accessed live via webcast which is available on the company’s website: https://investors.itt.com. A replay of the webcast will be available two hours after the call until Thursday, February 22, 2024 at midnight Eastern Time. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
  fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
  fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;
  our inability to hire or retain key personnel;
  failure to compete successfully and innovate in our markets;
  failure to manage the distribution of products and services effectively;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
  loss of or decrease in sales from our most significant customers;
  risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
  fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
  fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and
  risk of product liability claims and litigation.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Full Year
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$829.1	$774.6	$3,283.0	$2,987.7
Cost of revenue	543.1	526.3	2,175.7	2,065.4
Gross profit	286.0	248.3	1,107.3	922.3
General and administrative expenses	98.6	51.9	302.6	217.2
Sales and marketing expenses	42.8	38.6	174.0	156.9
Research and development expenses	25.5	22.8	102.6	96.5
Loss (gain) on sale of long-lived assets	0.3	(15.9)	(0.1)	(16.3)
Operating income	118.8	150.9	528.2	468.0
Interest expense (income), net	1.5	3.1	10.4	6.4
Other non-operating (income) expense, net	(0.2)	0.5	(1.7)	(0.2)
Income from continuing operations before income tax expense	117.5	147.3	519.5	461.8
Income tax expense	24.2	31.2	104.8	91.1
Income from continuing operations	93.3	116.1	414.7	370.7
Loss from discontinued operations, net of tax benefit of $0.3, $0.1, $0.3 and $0.4, respectively	(0.9)	-	(0.9)	(1.3)
Net income	92.4	116.1	413.8	369.4
Less: Income attributable to noncontrolling interests	0.9	0.9	3.3	2.4
Net income attributable to ITT Inc.	$91.5	$115.2	$410.5	$367.0

Amounts attributable to ITT Inc.:
Income from continuing operations	$92.4	$115.2	$411.4	$368.3
Loss from discontinued operations, net of tax	(0.9)	-	(0.9)	(1.3)
Net income attributable to ITT Inc.	$91.5	$115.2	$410.5	$367.0

Earnings (loss) per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.13	$1.39	$5.00	$4.42
Discontinued operations	(0.02)	-	(0.01)	(0.02)
Net income	$1.11	$1.39	$4.99	$4.40
Diluted:
Continuing operations	$1.12	$1.39	$4.97	$4.40
Discontinued operations	(0.01)	-	(0.01)	(0.02)
Net income	$1.11	$1.39	$4.96	$4.38

Weighted average common shares – basic	82.1	82.7	82.3	83.4
Weighted average common shares – diluted	82.6	83.1	82.7	83.7

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

As of the Period Ended	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$489.2	$561.2
Receivables, net	675.2	628.8
Inventories	575.4	533.9
Other current assets	117.9	112.9
Total current assets	1,857.7	1,836.8
Non-current assets:
Plant, property and equipment, net	561.0	526.8
Goodwill	1,016.3	964.8
Other intangible assets, net	116.6	112.8
Other non-current assets	381.0	339.1
Total non-current assets	2,074.9	1,943.5
Total assets	$3,932.6	$3,780.3
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$187.7	$451.0
Accounts payable	437.0	401.1
Accrued and other current liabilities	413.1	333.4
Total current liabilities	1,037.8	1,185.5
Non-current liabilities:
Postretirement benefits	138.7	137.2
Other non-current liabilities	217.0	200.2
Total non-current liabilities	355.7	337.4
Total liabilities	1,393.5	1,522.9
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 82.1 shares and 82.7 shares, respectively	82.1	82.7
Retained earnings	2,778.0	2,509.7
Accumulated other comprehensive loss:
Postretirement benefit plans	(1.6)	3.6
Cumulative translation adjustments	(330.3)	(347.9)
Total accumulated other comprehensive loss	(331.9)	(344.3)
Total ITT Inc. shareholders’ equity	2,528.2	2,248.1
Noncontrolling interests	10.9	9.3
Total shareholders’ equity	2,539.1	2,257.4
Total liabilities and shareholders’ equity	$3,932.6	$3,780.3

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Year Ended	December 31, 2023	December 31, 2022
Operating Activities
Income from continuing operations attributable to ITT Inc.	$411.4	$368.3
Adjustments to income from continuing operations:
Depreciation and amortization	109.2	107.4
Equity-based compensation	20.2	18.1
Deferred income tax (benefit) expense	(27.6)	2.9
Gain on sale of long-lived assets	(0.1)	(16.3)
Other non-cash charges, net	37.1	29.3
Changes in assets and liabilities:
Change in receivables	(39.2)	(90.7)
Change in inventories	(34.4)	(99.5)
Change in contract assets	(0.3)	(7.4)
Change in contract liabilities	23.1	23.3
Change in accounts payable	26.3	39.4
Change in accrued expenses	47.6	(36.9)
Change in income taxes	5.4	(13.5)
Other, net	(40.7)	(46.7)
Net Cash – Operating Activities	538.0	277.7
Investing Activities
Capital expenditures	(107.6)	(103.9)
Proceeds from sale of business	11.5	-
Proceeds from sale of long-lived assets	0.9	20.9
Acquisitions, net of cash acquired	(79.3)	(146.9)
Payments to acquire interest in unconsolidated subsidiaries	(2.5)	(25.6)
Other, net	(4.0)	0.4
Net Cash – Investing Activities	(181.0)	(255.1)
Financing Activities
(Repayments of)/Proceeds from commercial borrowings, net	(266.0)	259.7
Long-term debt, repayments	(2.2)	(2.1)
Share repurchases under repurchase plan	(60.0)	(245.3)
Payments for taxes related to net share settlement of stock incentive plans	(7.2)	(8.8)
Dividends paid	(95.8)	(87.9)
Other, net	(1.1)	1.1
Net Cash – Financing Activities	(432.3)	(83.3)
Exchange rate effects on cash and cash equivalents	3.6	(25.8)
Net cash – operating activities of discontinued operations	(0.3)	0.1
Net change in cash and cash equivalents	(72.0)	(86.4)
Cash and cash equivalents – beginning of year (includes restricted cash of $0.7 and $0.8, respectively)	561.9	648.3
Cash and Cash Equivalents – end of year (includes restricted cash of $0.7 and $0.7, respectively)	$489.9	$561.9
Supplemental Disclosures of Cash Flow Information
Interest paid	$15.7	$10.8
Income taxes paid, net of refunds received	113.1	92.7
Unpaid capital expenditures	$25.3	$21.8

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. We believe that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, divestiture-related costs, certain asset impairment charges, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, divestiture-related costs, certain asset impairment charges, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. Adjusted income from continuing operations per diluted share (adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provides useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Revenue to Organic Revenue

	Fourth Quarter 2023					Full Year 2023
	MT	IP	CCT	Elim	Total	MT	IP	CCT	Elim	Total
Revenue	$364.7	$289.7	$175.6	$(0.9)	$829.1	$1,457.8	$1,129.6	$699.4	$(3.8)	$3,283.0
Less: Acquisitions	-	-	5.6	-	5.6	-	15.0	15.5	-	30.5
Less: FX	10.0	3.0	1.3	-	14.3	17.0	4.7	1.4	-	23.1
CY Organic Revenue	354.7	286.7	168.7	(0.9)	809.2	1,440.8	1,109.9	682.5	(3.8)	3,229.4
Less: PY Revenue	330.4	280.7	164.6	(1.1)	774.6	1,374.0	971.0	645.6	(2.9)	2,987.7
Organic Revenue Growth - $	$24.3	$6.0	$4.1		$34.6	$66.8	$138.9	$36.9		$241.7
Organic Revenue Growth - %	7.4%	2.1%	2.5%		4.5%	4.9%	14.3%	5.7%		8.1%

Reported Revenue Growth - $	$34.3	$9.0	$11.0		$54.5	$83.8	$158.6	$53.8		$295.3
Reported Revenue Growth - %	10.4%	3.2%	6.7%		7.0%	6.1%	16.3%	8.3%		9.9%

Reconciliation of Orders to Organic Orders

	Fourth Quarter 2023					Full Year 2023
	MT	IP	CCT	Elim	Total	MT	IP	CCT	Elim	Total
Orders	$373.0	$285.9	$183.1	$(0.9)	$841.1	$1,487.5	$1,227.0	$738.3	$(3.3)	$3,449.5
Less: Acquisitions	-	-	6.8	-	6.8	-	13.8	16.4	-	30.2
Less: FX	10.8	2.4	0.8	-	14.0	18.6	2.2	0.4	-	21.2
CY Organic Orders	362.2	283.5	175.5	(0.9)	820.3	1,468.9	1,211.0	721.5	(3.3)	3,398.1
Less: PY Orders	337.4	271.1	168.6	(0.9)	776.2	1,376.6	1,101.9	701.3	(3.5)	3,176.3
Organic Orders Growth - $	$24.8	$12.4	$6.9		$44.1	$92.3	$109.1	$20.2		$221.8
Organic Orders Growth - %	7.4%	4.6%	4.1%		5.7%	6.7%	9.9%	2.9%		7.0%

Reported Orders Growth - $	$35.6	$14.8	$14.5		$64.9	$110.9	$125.1	$37.0		$273.2
Reported Orders Growth - %	10.6%	5.5%	8.6%		8.4%	8.1%	11.4%	5.3%		8.6%

Note: Immaterial differences due to rounding.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliations of Operating Income/Margin to Adjusted Operating Income/Margin
	Fourth Quarter 2023					Fourth Quarter 2022
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$60.3	$57.2	$16.5	$(15.2)	$118.8	$47.8	$80.0	$31.6	$(8.5)	$150.9
Loss on sale of business	-	-	15.3	-	15.3	-	-	-	-	-
Restructuring costs	2.5	3.7	0.9	-	7.1	0.5	(0.1)	-	(0.1)	0.3
Acquisition and divestiture related costs	-	-	0.8	-	0.8	-	0.2	-	-	0.2
(Gain) on sale of long-lived assets	-	-	-	-	-	-	(15.5)	-	-	(15.5)
Impacts related to Russia-Ukraine war	(0.6)	(0.6)	-	-	(1.2)	(0.1)	(0.2)	-	-	(0.3)
Other [a]	0.1	0.1	(0.1)	-	0.1	0.3	(0.2)	-	0.3	0.4
Adjusted Operating Income	$62.3	$60.4	$33.4	$(15.2)	$140.9	$48.5	$64.2	$31.6	$(8.3)	$136.0
Change in Operating Income	26.2%	(28.5%)	(47.8%)	78.8%	(21.3%)
Change in Adjusted Operating Income	28.5%	(5.9%)	5.7%	83.1%	3.6%

Reported Operating Margin	16.5%	19.7%	9.4%		14.3%	14.5%	28.5%	19.2%		19.5%
Impact of special item adjustments	60 bps	110 bps	960 bps		270 bps	20 bps	-560 bps	0 bps		-190 bps
Adjusted Operating Margin	17.1%	20.8%	19.0%		17.0%	14.7%	22.9%	19.2%		17.6%
Change in Operating Margin	200 bps	-880 bps	-980 bps		-520 bps
Change in Adjusted Operating Margin	240 bps	-210 bps	-20 bps		-60 bps

	Full Year 2023					Full Year 2022
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$230.8	$243.6	$107.5	$(53.7)	$528.2	$208.5	$187.6	$115.8	$(43.9)	$468.0
Loss on sale of business	-	-	15.3	-	15.3	-	-	-	-	-
Restructuring costs	4.0	4.6	1.3	-	9.9	2.7	1.3	-	(0.2)	3.8
Impacts related to Russia-Ukraine war	1.3	1.2	-	-	2.5	3.1	4.8	-	-	7.9
Acquisition and divestiture related costs	-	-	2.4	-	2.4	-	3.2	-	0.5	3.7
(Gain) on sale of long-lived assets	-	-	-	-	-	-	(15.5)	-	-	(15.5)
Asset impairment charges	-	-	-	-	-	-	-	-	1.7	1.7
Other [a]	0.1	-	(0.1)	(3.7)	(3.7)	1.3	1.2	-	1.7	4.2
Adjusted Operating Income	$236.2	$249.4	$126.4	$(57.4)	$554.6	$215.6	$182.6	$115.8	$(40.2)	$473.8
Change in Operating Income	10.7%	29.9%	(7.2%)	22.3%	12.9%
Change in Adjusted Operating Income	9.6%	36.6%	9.2%	42.8%	17.1%

Reported Operating Margin	15.8%	21.6%	15.4%		16.1%	15.2%	19.3%	17.9%		15.7%
Impact of special item adjustments	40 bps	50 bps	270 bps		80 bps	50 bps	-50 bps	0 bps		20 bps
Adjusted Operating Margin	16.2%	22.1%	18.1%		16.9%	15.7%	18.8%	17.9%		15.9%
Change in Operating Margin	60 bps	230 bps	-250 bps		40 bps
Change in Adjusted Operating Margin	50 bps	330 bps	20 bps		100 bps

Note: Immaterial differences due to rounding.

[a] 2023 includes income from a recovery of costs associated with the 2020 lease termination of a legacy site. 2022 primarily includes severance charges and accelerated amortization of an intangible asset.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions, except earns per share; all amounts unaudited)

Reconciliation of Reported vs. Adjusted Income from Continuing Operating and Diluted EPS
	Income from Continuing Operations						Diluted Earnings per Share
	Q4 2023	Q4 2022	% Change	FY 2023	FY 2022	% Change	Q4 2023	Q4 2022	% Change	FY 2023	FY 2022	% Change
Reported	$92.4	$115.2	(19.8%)	$411.4	$368.3	11.7%	$1.12	$1.39	(19.4%)	$4.97	$4.40	13.0%
Special Items Expense / (Income):
Loss on sale of business	15.3	-		15.3	-		0.19	-		0.19	-
Restructuring costs	7.1	0.3		9.9	3.8		0.09	-		0.12	0.05
Impacts related to Russia-Ukraine war	(1.2)	(0.3)		2.5	7.9		(0.01)	-		0.03	0.09
Acquisition and divestiture related costs	0.8	0.2		2.4	3.7		0.01	-		0.03	0.04
(Gain) on sale of long-lived assets	-	(15.5)		-	(15.5)		-	(0.19)		-	(0.19)
Asset impairment charges	-	-		-	1.7		-	-		-	0.02
Other [a] [b]	0.1	0.4		(2.3)	4.2		(0.01)	0.01		(0.04)	0.06
Tax impact of special items [c]	(5.4)	4.5		(6.2)	(0.3)		(0.07)	0.05		(0.07)	-
Other tax special items [d] [e]	1.8	2.6		(2.0)	(2.3)		0.02	0.03		(0.02)	(0.03)
Adjusted	$110.9	$107.4	3.3%	$431.0	$371.5	16.0%	$1.34	$1.29	3.9%	$5.21	$4.44	17.3%

Note: Amounts may not calculate due to rounding
Per share amounts are based on diluted weighted average common shares outstanding.

[a] Q4 2022 primarily reflects severance costs.
[b] FY 2023 primarily includes income of $3.7 from a recovery of costs associated with the 2020 lease termination of a legacy site, partially offset by interest expense of $1.4 related to a tax audit settlement in Italy. FY 2022 primarily includes severance costs.
[c] The tax impact of each adjustment is determined using the jurisdictional tax rate of where the expense or benefit occurred.
[d] Q4 2023 tax-related special items include expense (benefits) from the tax impact on distributions of $5.9, return to accrual adjustments of $(1.8), a change in uncertain tax positions of $(1.5) and other tax special items of $(0.8). Q4 2022 tax-related special items include a tax on future distribution of foreign earnings of $5.5, the tax impact on distributions of $2.0, return to accrual adjustments of $(4.2), settlements of $(2.1), and other tax special items of $1.4.
[e] FY 2023 tax-related special items include expense (benefits) from valuation allowance reversals of $(16.0), settlements of $14.4 primarily related to a tax audit in Italy, the tax impact on distributions of $7.5, an amendment of our federal tax return of $(4.9), and other tax special items of $(3.0). FY 2022 tax-related special items include a change in deferred tax asset valuation allowance of $(1.2), a change in uncertain tax positions of $(0.7), a tax on future distribution of foreign earnings of $(0.3), and other tax special items of $(0.1).

ITT Inc. Non-GAAP Reconciliation Statements
(In millions, except earns per share; all amounts unaudited)

Reconciliation of GAAP vs Adjusted EPS Guidance - Full Year 2024

			2024 Full-Year Guidance
			Low	High
EPS from Continuing Operations - GAAP			$5.37	$5.82
Estimated restructuring			0.05	0.05
Other special items			0.05	0.05
Tax on special Items			(0.02)	(0.02)
EPS from Continuing Operations - Adjusted			$5.45	$5.90

Note: The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2024 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly has not provided reconciliations for these forward looking non-GAAP financial measures.

Reconciliation of Cash from Operating Activities to Free Cash Flow
					FY 2024 Guidance
	Q4 2023	Q4 2022	FY 2023	FY 2022	Low	High
Net Cash - Operating Activities	$170.4	$162.5	$538.0	$277.7	$580.0	$620.0
Less: Capital expenditures	39.1	30.2	107.6	103.9	145.0	145.0
Free Cash Flow	$131.3	$132.3	$430.4	$173.8	$435.0	$475.0

Revenue	$829.1	$774.6	$3,283.0	$2,987.7	$3,625.0	$3,625.0
Free Cash Flow Margin	15.8%	17.1%	13.1%	5.8%	12%	13%

Contacts

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com

Media Contact
Phil Terrigno
+1 914-641-2143
phil.terrigno@itt.com